Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 15, 2023 (except the second, third and fourth paragraphs of Note 2, as to which the date is November 29, 2023) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-275094) and the related Prospectus of NKGen Biotech, Inc. for the registration of common stock and warrants to purchase common stock.

/s/ Ernst & Young LLP

Irvine, California
November 29, 2023